                                  EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this post-effective amendment #1 to the Registration Statement on Form SB-2 (File Number 333-120390) (the "Registration Statement") of Markland Technologies, Inc. and subsidiaries (the "Company"), of our report dated October 13, 2004, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".



/s/ Wolf & Company, P.C.
-----------------------------
WOLF & COMPANY, P.C.
BOSTON, MASSACHUSETTS
FEBRUARY 23, 2005